Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 19, 2024 relating to the financial statements of ZTO Express (Cayman) Inc. and the effectiveness of ZTO Express (Cayman) Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 20-F of ZTO Express (Cayman) Inc. for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

September 3, 2024